UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

(Date of report) February 26, 2019

(Date of earliest event reported) February 26, 2019

ONE Gas, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	001-36108	46-3561936
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 East Fifth Street; Tulsa, OK

(Address of principal executive offices)

74103

(Zip code)

(918) 947-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

ONE Gas, Inc. (“ONE Gas” or the “Company”) announced today that its Board of Directors elected Caron A. Lawhorn to serve as the Company’s senior vice president and chief financial officer and Curtis L. Dinan to serve as the Company’s senior vice president, commercial, effective March 1, 2019.

Ms. Lawhorn, 57, has served as the Company’s senior vice president, commercial, since the Company’s separation from ONEOK, Inc. (“ONEOK”) on January 31, 2014. Prior to the separation, Ms. Lawhorn served in the same role at ONEOK. Prior to assuming the role of senior vice president, commercial for ONEOK, Ms. Lawhorn was the president of ONEOK’s natural gas distribution segment. From July 2009 to March 2011, she served as senior vice president, corporate planning and development of ONEOK and ONEOK Partners, responsible for business development, strategic and long-range planning and capital investment. Ms. Lawhorn became senior vice president and chief accounting officer of ONEOK in 2007, adding responsibility for ONEOK Partners in 2008. Prior to that, she was senior vice president of financial services and treasurer of ONEOK. Ms. Lawhorn joined ONEOK in 1998, after serving as a senior manager at KPMG and chief financial officer of Emergency Medical Services Authority in Tulsa.

Mr. Dinan, 51, served as the Company’s senior vice president and chief financial officer since the Company’s separation from ONEOK. He served as president, natural gas, of ONEOK Partners, responsible for commercial activities in its natural gas gathering and processing and natural gas pipelines segments. Before that, Mr. Dinan was senior vice president, chief financial officer and treasurer of ONEOK and ONEOK Partners from 2007 - 2011. He served on the ONEOK Partners board of directors from October 2007 to March 2011. He joined ONEOK in 2004 as vice president and chief accounting officer, after being an audit partner with Arthur Andersen LLP and Grant Thornton LLP.

Ms. Lawhorn and Mr. Dinan are eligible to participate in the benefit plans described under the “Compensation Discussion and Analysis” on pages 35 through 46 of the ONE Gas, Inc. Proxy Statement relating to its 2018 Annual Meeting of Shareholders, as filed with the United States Securities and Exchange Commission on April 4, 2018 (and such descriptions are incorporated herein by this reference).

There are no arrangements or understandings between either Ms. Lawhorn or Mr. Dinan and any other person pursuant to which either of them was selected as an officer, and there are no family relationships between either Ms. Lawhorn or Mr. Dinan and any director or executive officer of the Company. Neither Ms. Lawhorn nor Mr. Dinan has any direct or indirect interest in any transaction that would require disclosure under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure

On February 26, 2019, the Company announced that its Board of Directors elected Caron A. Lawhorn to serve as the Company’s senior vice president and chief financial officer and Curtis L. Dinan to serve as the Company’s senior vice president, commercial, effective March 1, 2019. A copy of the news release is attached as Exhibit 99.1 and is incorporated herein by reference.

The information disclosed in Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d)     Exhibits

Exhibit Number	Description

99.1	News release issued by ONE Gas, Inc. dated February 26, 2019.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONE Gas, Inc.

Date: February 26, 2019	By:	/s/ Curtis L. Dinan
Curtis L. Dinan Senior Vice President and Chief Financial Officer

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